SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2010

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer.

On March 29, 2010, Integrated Electrical Services, Inc. (the “Company”) announced that Terry L. Freeman has been appointed Senior Vice President and Chief Financial Officer of the Company.  Mr. Freeman, age 59, has been an independent business consultant since December 2005.  From 1997 until December 2005, Mr. Freeman served Metals USA, a metal service company that served OEM manufacturers, contractors and metal fabrication businesses, in several senior financial roles, most recently serving as Senior Vice President and Chief Financial Officer.

For additional information concerning Mr. Freeman’s prior experience, please refer to the press release announcing Mr. Freeman’s appointment, which is attached hereto as Exhibit 99.1.

On March 29, 2010, the Company entered into an Employment Agreement with Mr. Freeman (the “Employment Agreement”). The Employment Agreement provides that Mr. Freeman shall commence employment with the Company on March 29, 2010 (the “Effective Date”). The Employment Agreement has no definitive employment term and may be terminated at any time, upon written notice to the other party for any reason, at the option either of the Company or Mr. Freeman. Pursuant to the Employment Agreement, Mr. Freeman will serve as a Senior Vice President and Chief Financial Officer of the Company.

The Employment Agreement provides for (i) an annual base salary of $350,000 (which may be increased in the sole discretion of the Company’s Compensation Committee), (ii) an annual bonus (the “Annual Bonus”) with a target annual bonus opportunity of 75% of annual base salary (the “Annual Bonus Opportunity”) for fiscal year 2010, pro rated, and thereafter as shall be determined by the Compensation Committee and (iii) a signing bonus of $50,000. On the Effective Date, Mr. Freeman received a grant of 12,886 restricted shares of the Company’s common stock (the “Restricted Shares”) under the Company’s 2006 Equity Incentive Plan (as amended and stated) (the “Equity Plan”), which vests on December 15, 2010. The terms of the Restricted Shares shall be governed by the Equity Plan and the award agreement to be executed on the Effective Date.  The grant of these shares represents a guaranteed Annual Bonus for fiscal year 2010.  In the event Mr. Freeman earns an Annual Bonus and/or any other bonus or annual incentive compensation for fiscal year 2010 in excess of $75,000, such excess amount shall be paid to him in cash.  Mr. Freeman is also eligible to participate in the Company’s Long-Term Incentive Plan, as modified, amended or replaced from time to time (the “LTIP”).  Mr. Freeman’s annual long term award opportunities under the LTIP shall be determined by the Compensation Committee, in its sole discretion.  His target LTIP opportunity for fiscal year 2010 shall be 125% of his annual base salary.

If Mr. Freeman terminates his employment for Good Reason (as defined in the Employment Agreement) or if his employment is terminated by the Company without Cause (as defined in the Employment Agreement) he is entitled to receive: (i) continued payment of base salary then in effect for 12 months immediately following the date of such termination, (ii) any unpaid Annual Bonus for the immediately preceding fiscal year plus the current year Annual Bonus, pro rated based upon the percentage of the fiscal year that shall have elapsed through the date of termination, (iii) Company paid COBRA coverage, an automobile allowance of $1,500 per month and outplacement services (reasonable in amount but not to exceed $20,000) for 12 months immediately following the date of such termination or until Mr. Freeman obtains comparable employment, whichever is shorter, and (iv) a pro rated amount of unvested equity awards under all equity plans.  The vesting proration period shall be calculated as the percentage of the vesting period for each unvested equity award in which he was actively employed.

If Mr. Freeman terminates for Good Reason or if he is terminated by the Company without Cause within twelve months following a Change in Control (as defined in the Agreement), he is entitled to receive: (i) continued payment of base salary then in effect for 24 months immediately following the date of such termination, (ii) two times the greater of (a) the most recent Annual Bonus paid to him or (b) the Annual Bonus Opportunity, and (iii) Company paid COBRA coverage continued for 12 months or until he becomes eligible for health benefits through subsequent employment, whichever is shorter, an automobile allowance of $1,500 per month for 12 months from the termination date or until he obtains comparable employment, whichever is shorter, and outplacement services (reasonable in amount but not to exceed $20,000) for 12 months immediately following the date of such termination or until he obtains comparable employment, whichever is shorter,  Notwithstanding the foregoing, in the event these payments and benefits would constitute a “parachute payment” as defined in section 280(G)(b)(2) of the Internal Revenue Code (the “Code”), then the payments and benefits would be either (i) reduced (but not below zero) so that the present value of such total would be one dollar ($1.00) less than three times Mr. Freeman’s “base amount” (as defined in section 280(G) of the Code), such that no portion would be subject to the excise tax imposed by section 4999 of the Code, or (ii) paid in full, whichever produces the better after tax position of Mr. Freeman.

Mr. Freeman is subject to non-compete and non-solicit restrictive covenants during the term of his employment and for a period of one year (or two years if terminated by the Company with Cause or if Mr. Freeman resigns without Good Reason) following the termination of his employment. Mr. Freeman is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated March 29, 2010, by and between the Company and Terry L. Freeman.
99.1	Press release dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: March 31, 2010	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 29, 2010, by and between the Company and Terry L. Freeman.
99.1	Press release dated March 29, 2010.